UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025, the Board of Directors of Indianapolis Power & Light Company, doing business as AES Indiana (“AES Indiana”), a subsidiary of IPALCO Enterprises, Inc. (“IPALCO”) and The AES Corporation (“AES”), acting through unanimous written consent, appointed Evaristo Leonardi as Vice President and Chief Operating Officer of AES Indiana.

Mr. Leonardi, 55, previously served as Chief Operating Officer of Energy Infrastructure and International Markets for AES since January 2022, where his responsibilities spanned 3 continents, 11 countries, over 55 operational sites, managing 19GW of CCGT and other generation capacity and leading a team of more than 4,000 people. In addition to Vice President and Chief Operating Officer of AES Indiana, Mr. Leonardi serves as Vice President and Chief Operating Officer of The Dayton Power and Light Company, doing business as AES Ohio, as well as a director or officer of other AES affiliates, including as President of the Board of Directors for AES El Salvador. He also continues to serve in the Transmission & Distribution sector and as a board member of the National Safety Council, a public service organization promoting health and safety in the United States. Between 2014 and 2021, Mr. Leonardi led AES Global Operations Support as Chief Transformation Officer, responsible for environmental, health, safety, security, supply chain, fuel management, performance and asset management and sustainability functional areas and initiatives across AES' operations, while spearheading the company’s digital transformation. He also served on the Boards of AES Sul and AES Tietê. From 2007 to 2014, he held various other leadership positions at AES, including leadership positions for AES Shared Services where he managed large teams, enhanced organizational, performance, maintenance, financial and other processes and training functions, and originated significant changes to procurement, contract management, supplier relations, and inventory control systems. Before joining AES, Mr. Leonardi worked for 13 years for La Electricidad de Caracas, an integrated utility serving over 1.2 million customers, contributing in numerous capacities in the network design, operations, finance, and commercial departments. He holds an MBA and a Finance Specialist degree from Instituto de Estudios Superiores de Administración in Venezuela (IESA), as well as an Advanced School degree in Power Engineering from Penn State University and completed his undergraduate studies in Electrical Engineering at Universidad Metropolitana in Caracas, Venezuela.

Also, on March 6, 2025, Renaud Faucher was elected to the Board of Directors of IPALCO by the unanimous written consent of IPALCO’s shareholders (the “Shareholders”), AES U.S. Investments, Inc. (“AES U.S. Investments”) and CDP Infrastructures Fund L.P. (“CDP”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”).

Members of the IPALCO Board of Directors are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among IPALCO and the Shareholders. Pursuant to the Shareholders’ Agreement, AES U.S. Investments has the right to nominate nine directors of the Board and CDP has the right to nominate two directors of the Board. Mr. Faucher was nominated by CDP to replace a prior CDP nominee, Frédéric Lesage.

IPALCO and AES Indiana do not separately compensate individuals for their service as officers or members of the Board of Directors of IPALCO or AES Indiana. As of the date of his appointment, Mr. Faucher has not entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K with respect to his position as a director of IPALCO. Mr. Leonardi participates in compensation plans and programs generally available to management of AES and its subsidiaries for services performed for all AES affiliates (including IPALCO and AES Indiana), including those described in IPALCO’s 2023 Form 10-K/A. Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, Mr. Leonardi has not entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     IPALCO Enterprises, Inc.

Date: March 6, 2025	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary